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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-191274 on Form S-8 of our report dated February 28, 2014, relating to the consolidated financial statements of Rocket Fuel Inc. and subsidiary (the "Company") which report expresses an unqualified opinion appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
February 28, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM